UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2012

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Items.

Greektown Superholdings, Inc. (the “Company”) announced that it has commenced efforts to raise an aggregate of $455 million in new syndicated loans, the proceeds of which would be used to refinance its existing 13% senior secured notes and its revolving credit facility, to pay related transaction costs and expenses, and for general corporate purposes. The proposed refinancing is expected to be composed of $340 million in first lien term loans with maturities ranging between five and six years, a $100 million, seven-year second lien term loan; and a $15 million, three-year revolving line of credit. Our ability to consummate the proposed refinancing is subject to numerous uncertainties, including the availability of terms acceptable to the Company, market conditions and the receipt of required regulatory approvals. There can be no assurance that any such refinancing will occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2012
GREEKTOWN SUPERHOLDINGS, INC.

	By:	/s/ Michael Puggi
	Name:	Michael Puggi
	Title:	President and Chief Executive Officer